UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2014, Cobra Electronics Corporation (the “Company”) entered into the Seventh Amendment to Credit Agreement (the “Amendment”) among the Company, BMO Harris Bank N.A. (formerly known as Harris N.A.), as administrative agent, and the lenders party thereto. The Amendment provides for a minimum covenant based on a twelve-month trailing Adjusted EBITDA for the first, second and third quarters of 2014 and a fixed charge coverage ratio of 1.10 to 1.00 for the fourth quarter of 2014 and thereafter, in addition to a lower applicable margin. The Amendment also provides the administrative agent with additional inspection rights in specified circumstances. In connection with the Amendment, Fifth Third Bank’s $14 million commitment under the facility was assigned to First Midwest Bank.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Credit Agreement dated April 2, 2014 among Cobra Electronics Corporation, BMO Harris Bank N.A. (formerly known as Harris N.A.), as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014	COBRA ELECTRONICS CORPORATION

	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Credit Agreement dated April 2, 2014 among Cobra Electronics Corporation, BMO Harris Bank N.A. (formerly known as Harris N.A.), as administrative agent, and the lenders party thereto.